Exhibit 23.3


TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
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                     Consent of Independent Accountants
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We hereby consent to the use in this Registration Statement on Form SB-2/A
(Amendment Number 3) of our report dated October 23, 2001 relating to the financial statements of Cycle Country Accessories Corp. (a Nevada corporation) (the Successor Company), which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.



November 27, 2001
Orlando, Florida